As filed with the Securities and Exchange Commission on October 7, 2003

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBAL IMAGING SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-3247752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3820 Northdale Boulevard, Suite 200A

Tampa, Florida 33624

(Address of Principal Executive Offices)

(Zip Code)

Global Imaging Systems, Inc.

Amended and Restated 1998 Stock Option and Incentive Plan

(Full title of the plans)

Thomas S. Johnson

Chief Executive Officer and Chairman

GLOBAL IMAGING SYSTEMS, INC.

3820 Northdale Boulevard, Suite 200A

Tampa, Florida 33624

(Name and address of agent for service)

(813) 960-5508

(Telephone number, including area code, of agent for service)

Copy to:

Suzanne A. Barr, Esq.

Hogan & Hartson L.L.P.

555 Thirteenth Street, N.W.

Washington, D.C. 20004

(202) 637-5600

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering price Per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common Stock, $.01 par value	800,000	$24.40	$19,520,000	$1,579.20

(1)	Estimated pursuant to Rule 457(c) and (h) under the Securities Act of 1933 solely for purposes of calculating the amount of the registration fee. The offering price per share and the aggregate offering price are based on the average of the high and low prices per share of the registrant’s common stock as reported on the Nasdaq National Market on September 30, 2003.

This registration statement relates to the registration of additional securities of the same class as other securities for which a registration statement on this Form S-8 relating to an employee benefit plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the earlier registration statements on Form S-8 filed June 16, 1999 (Registration No. 333-80801) and Form S-8 filed December 7, 2002 (Registration No. 333-74780) hereby are incorporated by reference.

To the extent that any documents incorporated by reference herein include any information that is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act, such information shall not be deemed to be incorporated herein.

Item 5.	Interests of Named Experts and Counsel.

The validity of the common stock registered in this registration statement will be passed upon for the registrant by Hogan & Hartson L.L.P., Washington, D.C. J. Hovey Kemp, a partner of Hogan & Hartson L.L.P., owns approximately 8,100 shares of the registrant’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida, on October 7, 2003.

GLOBAL IMAGING SYSTEMS, INC.

By:	/s/ Thomas S. Johnson

Thomas S. Johnson Chief Executive Officer and Chairman

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Thomas S. Johnson and Raymond Schilling, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, from such person and in each person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement relating to this registration statement under Rule 462 and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and

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perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below, on October 7, 2003.

Signature	Title

/s/ Thomas S. Johnson Thomas S. Johnson	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Raymond Schilling Raymond Schilling	Senior Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)

/s/ Carl D. Thoma Carl D. Thoma	Director

/s/ M. Lazane Smith M. Lazane Smith	Director

/s/ Peter Dinan Peter Dinan	Director

/s/ Daniel T. Hendrix Daniel T. Hendrix	Director

/s/ Edward N. Patrone Edward N. Patrone	Director

/s/ R. Eric McCarthey R. Eric McCarthey	Director

Mark A. Harris	Director

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EXHIBIT INDEX

Exhibit Number	Description
5	Opinion of Hogan & Hartson L.L.P. regarding the legality of the securities being registered
23.1	Consent of Ernst & Young LLP
23.2	Consent of Hogan & Hartson L.L.P. (included as part of Exhibit 5)
24.1	Power of Attorney (included on the signature page of the registration statement)
99	Amended and Restated 1998 Stock Option and Incentive Plan

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